UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 22, 2015

DOUBLE CROWN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53389	98-0491567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10120 S. Eastern Ave., Suite 200, Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (707) 961-6016

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The following is an informational update from Double Crown Resources management to our shareholders and the investing public.

Double Crown Resources, Inc. is pleased to announce it has recently received positive results regarding the international patentability of its commodity transport system, Translock² (Trans lock Squared). In particular, Double Crown filed an international patent application to protect inventive aspects of the Translock² system, and the International Searching Authority confirmed that Double Crown's leading-edge technology exhibits the novelty and inventive steps required by current international patent treaties. Following this progress, Double Crown plans to pursue patent protection in several countries around the world as it expands the use of its innovative Translock² system.

Translock² is specifically designed for the global containerization model of bulk commodity transport incorporating advanced features to maximize efficiency and system flexibility while reducing handling and transfer steps. Translock² also provides a higher level of protection for both the product and the environment.

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SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLE CROWN RESOURCES, INC.

Date: July 22, 2015

By:

/s/ Jerold S. Drew

Name:

Jerold S. Drew

Title:

Chief Executive Officer